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                                                                      Exhibit 23



                     [LETTERHEAD OF CRISP HUGHES EVANS LLP]


                         CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated February 4, 2000, accompanying the consolidated financial statements and schedules included in the Annual Report of Twin City Bancorp, Inc. and Subsidiary on Form 10-KSB for the year ending December 31, 1999. We consent to the incorporation by reference of the aforementioned report into the Company's Registration Statements on Form S-8 (file nos. 33-92848 and 33-86602).



                                        /s/  Crisp Hughes Evans LLP
                                        ---------------------------
                                             CRISP HUGHES EVANS LLP


Asheville, North Carolina
March 28, 2000